                                                                    EXHIBIT 23.2


                          SCHUMACHER & ASSOCIATES, INC.

                           2525 15th Street, Suite 3H
                                Denver, CO 80211


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Beechport Capital Corp. on Form S-8 of our report dated March 31,2001 relating to the financial statements of Beechport Capital Corp. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31,2000, and on our report dated April 3, 2001 relating to the Beechport Capital Corp.'s subsidiary, Itec International Technologies, Inc., appearing on the Company's Current Report on Form 8-K dated May 29, 2001.


/s/ Schumacher & Associates, Inc.
---------------------------------
SCHUMACHER & ASSOCIATES, INC.


Denver, Colorado
September 14, 2001